                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT



Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934.



Date of Report (Date of earliest event reported):      May 15, 1998
                                                 ----------------------

                            HICKORY TECH CORPORATION
------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Minnesota              0-13721              41-1524393
------------------------------------------------------------------------
     (State or other jurisdiction   (Commission          (IRS Employer
            of incorporation)       File Number)       Identification No.)




221 East Hickory Street, P.O. Box 3248, Mankato, MN        56002-3248
------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip code)




Registrant's telephone number including area code        (800) 326-5789
                                                         --------------

     The only purpose of this amendment is to file certain financial statements and exhibits required by Item 7 to the Registrant's Current Report on Form 8-K dated and filed on May 15, 1998.




                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:      July 15, 1998
          -------------------



                              HICKORY TECH CORPORATION

                              By /s/ Robert D. Alton, Jr.
                                 -----------------------------------------------
                                  Robert D. Alton, Jr., Chief Executive Officer



                              By /s/ David A. Christensen
                                 -----------------------------------------------
                                  David A. Christensen, Chief Financial Officer

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          The following financial statements and pro forma financial information are filed as part of this report:

     (a)  Financial Statements of Business Acquired

          PAGE Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc. Combined Financial Statements:

          F-1    Report of Independent Accountants

          F-2    Combined Balance Sheet as of December 31, 1997

          F-3 Combined Statement of Operations and Accumulated Deficit for the Year Ended December 31, 1997

          F-4 Combined Statement of Cash Flows for the Year Ended December 31, 1997

          F-5    Notes to Financial Statements

          F-11   Combined Condensed Balance Sheet (Unaudited) as of March 31,
                 1998

          F-12 Combined Condensed Statements of Operations (Unaudited) for the Three Months Ended March 31, 1998 and March 31, 1997

          F-13 Combined Condensed Statements of Cash Flows (Unaudited) for the Three Months Ended March 31, 1998 and March 31, 1997

          F-14   Notes to Unaudited Combined Condensed Financial Statements


     (b)  PF-1   Pro Forma Financial Information

          PF-2 Pro Forma Combined Condensed Balance Sheet (Unaudited) as of March 31, 1998

          PF-3 Pro Forma Combined Condensed Statement of Operations (Unaudited) for the Year Ended December 31, 1997

          PF-4 Pro Forma Combined Condensed Statement of Operations (Unaudited) for the Three Months Ended March 31, 1998

          PF-5 Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Report of Independent Accountants


To the Board of Directors of
Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and accumulated deficit and cash flows present fairly, in all material respects, the combined financial position of Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc. (d/b/a Cellular One) as of December 31, 1997, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                        PricewaterhouseCoopers LLP


Minneapolis, Minnesota
July 8, 1998

Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
(d/b/a Cellular One)
Combined Balance Sheet
as of December 31, 1997


                                     ASSETS

Current assets:
   Cash and cash equivalents                                                 $    29,665
   Accounts receivable, less allowance for doubtful accounts of $229,667       1,147,847
   Prepaid expenses                                                               98,592
   Inventories                                                                   207,883
   Deferred taxes                                                                107,177
                                                                             -----------

      Total current assets                                                     1,591,164

Cellular plant and equipment, net                                              3,521,951
Goodwill, net                                                                 14,331,367
FCC license, net                                                               1,645,750
Customer list, net                                                                51,417
                                                                             -----------

      Total assets                                                           $21,141,649
                                                                             -----------
                                                                             -----------

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                          $   420,542
   Accrued liabilities                                                           663,035
   Due to Frontier                                                               718,725
   Income taxes payable                                                           36,176
                                                                             -----------

      Total current liabilities                                                1,838,478

Deferred taxes                                                                   806,194
                                                                             -----------

      Total liabilities                                                        2,644,672
                                                                             -----------

Stockholders' equity:

   Common stock (Dowdy and MLD each have 100 shares of $.01 par value
      issued and outstanding, 1,000,000 shares authorized)                             2
   Additional paid-in capital                                                 19,655,167
   Accumulated deficit                                                       (1,158,192)
                                                                             -----------

      Total stockholders' equity                                              18,496,977
                                                                             -----------

      Total liabilities and stockholders' equity                             $21,141,649
                                                                             -----------
                                                                             -----------

       The accompanying notes are an integral part of the combined financial statements.

Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
(d/b/a Cellular One)
Combined Statement of Operations and Accumulated Deficit for the year ended December 31, 1997

Operating revenues:
   Retail service                                              $ 4,911,217
   Roamer service                                                1,755,218
   Equipment sales                                                 326,300
                                                               -----------

                                                                 6,992,735
                                                               -----------

Operating expenses:
   Selling, general and administrative                           2,715,934
   Operations and maintenance                                      729,038
   Cost of equipment sold                                          928,096
   Depreciation                                                    633,233
   Amortization                                                    816,634
                                                               -----------
                                                                 5,822,935
                                                               -----------

     Operating income                                            1,169,800

Other expenses:
   Interest expense                                               (47,638)
   Miscellaneous expense                                          (23,983)
                                                               -----------

     Net income before taxes                                     1,098,179

Income taxes                                                       630,071
                                                               -----------

     Net income                                                    468,108

Accumulated deficit, beginning of year                          (1,626,300)
                                                               -----------

Accumulated deficit, end of year                               $(1,158,192)
                                                               -----------
                                                               -----------

Earnings per share                                             $     2,341
                                                               -----------
                                                               -----------

Earnings per share assuming dilution                           $     2,341
                                                               -----------
                                                               -----------

Weighted average shares outstanding                                    200
                                                               -----------
                                                               -----------

       The accompanying notes are an integral part of the combined financial statements.

Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
(d/b/a Cellular One)
Combined Statement of Cash Flows
for the year ended December 31, 1997

Cash flows from operating activities:
   Net income                                                                        $   468,108
   Adjustment to reconcile net income to net cash provided by operating activities:
    Depreciation                                                                         633,233
    Amortization                                                                         816,634
    Provision for bad debts                                                              317,539
    Deferred tax provision                                                              (146,105)
    Gain on sale of cellular plant and equipment                                            (664)
    Changes in assets and liabilities:
       Accounts receivable                                                              (221,429)
       Inventories                                                                      (114,618)
       Prepaid expenses                                                                    4,987
       Accounts payable                                                                 (442,685)
       Accrued liabilities                                                               (91,737)
       Income taxes payable                                                               19,870
                                                                                     -----------

    Net cash provided by operating activities                                          1,243,133
                                                                                     -----------

Cash flows from investing activities:
   Payments for cellular plant and equipment                                          (1,051,791)
   Proceeds from sale of cellular plant and equipment                                      2,450
                                                                                     -----------
     Net cash used in investing activities                                            (1,049,341)
                                                                                     -----------

Cash flows from financing activities:
   Cash overdraft                                                                       (142,240)
   Principal payment on long-term debt                                                    (5,571)
   Due to Frontier                                                                       (16,316)
                                                                                     -----------

     Net cash used in financing activities                                              (164,127)
                                                                                     -----------

Net change in cash and cash equivalents                                                   29,665

Cash and cash equivalents, beginning of year                                              -
                                                                                     -----------

Cash and cash equivalents, end of year                                               $    29,665
                                                                                     -----------
                                                                                     -----------

Supplemental cash flow disclosure:
   Interest paid                                                                     $    46,933
                                                                                     -----------
                                                                                     -----------

   Income taxes paid                                                                 $   846,909
                                                                                     -----------
                                                                                     -----------

        The accompanying notes are an integral part of the combined financial statements.

Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
(d/b/a Cellular One)
Notes to Financial Statements

1.   Organization and Basis of Presentation:

     Dowdy Minnesota 10, Inc. (Dowdy) and MLD Minnesota 10, Inc. (MLD) each hold a fifty percent general partnership interest in Minnesota Southern Cellular Telephone Company (the Partnership), a general partnership which holds the A-block cellular license for Minnesota Rural Service Area 10 - Le Sueur (Minnesota RSA 10). The Partnership provides cellular telephone services in this licensed area. Dowdy and MLD are wholly-owned subsidiaries of Frontier Cellular Holding, Inc. (Frontier Cellular) which is a wholly-owned subsidiary of Frontier Corporation (Frontier). Other than their ownership interests in the Partnership, neither Dowdy nor MLD own any assets including stock or equity interest in any other entities, nor do they have any liabilities. Also, neither Dowdy nor MLD have any employees and are not engaged in any other business activities outside their ownership interest in the Partnership.

     Effective April 30, 1998, Frontier Cellular and Frontier entered into a stock purchase agreement with Hickory Tech Corporation (HTC) whereby Frontier Cellular sold all of its issued and outstanding stock of Dowdy and MLD, which includes 100% ownership interest in the Partnership, to HTC in exchange for $40 million. HTC subsequently transferred its ownership interest in Dowdy and MLD to its 100% owned subsidiary, Minnesota Southern Wireless Corporation.

     These financial statements present the combined financial position, results of operations and cash flows of Dowdy and MLD including their combined 100% interest in the operations of the Partnership. Dowdy and MLD are hereinafter collectively referred to as the Company.


2.   Summary of Significant Accounting Policies:

     Estimates:

     The Company prepares its financial statements in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the period presented. They also affect the disclosure of contingencies. Actual results could differ from those estimates.

     Cash and Cash Equivalents:

     Cash and cash equivalents include cash and those short-term, highly liquid investments with original maturities of three months or less.

     Trade Accounts Receivable:

     The Company grants credit to a diversified group of customers, most of whom are located in south central Minnesota. The risk of loss on the unsecured accounts receivable is the balance owed at the time of default. Management has established an allowance for uncollectible accounts based on their estimate of potential uncollectible balances. Allowance for uncollectible accounts was $229,667 as of December 31, 1997.

     Cellular Telephone Inventory:

     Inventory consists primarily of cellular phones and accessories held for resale with cost determined using the average cost method. Consistent with industry practice, losses on sales of cellular phones are recognized in the period in which sales are made as a cost of acquiring subscribers.

     Cellular Plant and Equipment:

     Cellular plant and equipment is stated at its original cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the cellular plant and equipment, which ranges from two to twenty years. Cellular plant and equipment consists of the following:

     Cellular plant and equipment                           $ 6,502,088
     Less accumulated depreciation                           (2,980,137)
                                                            -----------
                                                            $ 3,521,951
                                                            -----------
                                                            -----------

     Revenue Recognition:

     Cellular air time is recorded as revenue when earned. Sales of equipment and related services are recorded as revenue when the goods and services are delivered. Cellular access charges are billed in advance and recognized as revenue when the services are provided.

     Advertising:

     Advertising costs are expensed as incurred. Total advertising expenses were $257,015 for the year ended December 31, 1997.

     Intangible Assets:

     In conjunction with its 1995 purchase of Minnesota RSA 10, the Company recorded the following intangible assets:

     - FCC License - The fair value placed on the FCC license to provide cellular service to FCC market No. 491A. This license is being amortized on a straight-line basis over ten years.

     - Customer List - The fair value placed on the acquired established customer base is being amortized on a straight-line basis over three years.

     - Goodwill - The excess of amounts paid over the fair value of tangible and intangible assets acquired is being amortized on a straight-line basis over 40 years. The Company evaluates the realizability of goodwill based upon expectations of nondiscounted cash flows and operating income. Based upon its most recent analysis, the Company believes that no material impairment of goodwill exists.

     These assets are recorded in the combined balance sheet net of accumulated amortization which was $2,241,991 at December 31, 1997.

     Income Taxes:

     The Company is included in Frontier's consolidated federal income tax return, as well as Frontier's unitary Minnesota state income tax return. Pursuant to Frontier's tax-sharing arrangements, the Company makes or receives payments equal to the tax expenses realized by including the Company's income in these consolidated/unitary returns. The Company computes its income tax provision on a separate return basis. Income taxes are provided based on the liability method of accounting. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the basis in assets and liabilities as measured in the combined financial statements and as measured by tax laws using enacted tax rates.

3.   Commitments:

     Future minimum rental payments required under operating leases, principally for real estate related to tower sites, that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1997, are as follows:

          1998                            $ 54,591
          1999                              49,029
          2000                              42,629
          2001                              20,271
          2002                              10,800
        Thereafter                          49,500
                                          --------

                                          $226,820
                                          --------
                                          --------

     Rental expense was $191,379 for the year ended December 31, 1997.

     The Company has entered into an agreement with a third party to purchase certain equipment in the amount of $296,000 in both 1998 and 1999.


4.   Employee Benefits:

     Effective October 13, 1995, the Company adopted the Frontier Group Employees' Retirement Savings Plan (the 401(k) Plan) for all employees who meet certain service requirements. The 401(k) Plan is comprised of a fixed contribution, matching contribution and a discretionary profit sharing contribution component. Participating employees may contribute up to a total of 16% of eligible compensation. Contributions can be made before and/or after tax, not to exceed the 16% total. The Company provides a fixed contribution of one-half of one percent of all eligible employees' compensation each pay period and also matches 100% of the first 3% of each participant's contribution.

     Company contributions are 100% vested immediately, however, all employer contributions will be invested initially in common stock of Frontier and must remain so invested until the shorter of the participant's employment or a five-year holding period. The Company contributed $23,238 to the 401(k) Plan during 1997.

5.   Income Taxes:

     The provision for income taxes is summarized as follows:

     Federal:
          Current                                $ 592,310
          Deferred                                (111,495)
                                                 ---------
                                                   480,815
                                                 ---------

     State:
          Current                                  183,866
          Deferred                                 (34,610)
                                                 ---------

                                                   149,256
                                                 ---------

             Total                               $ 630,071
                                                 ---------
                                                 ---------

     The tax effect of the temporary differences which give rise to the deferred tax asset and deferred tax liability recorded at December 31, 1997 include the following:

     Deferred tax asset:
       Allowance for doubtful accounts            $ 95,013
       Inventory allowance for obsolescence         12,164
                                                  --------

                                                  $107,177
                                                  --------
                                                  --------

     Deferred tax liability:
       FCC license and customer list              $702,118
       Cellular plant and equipment                 65,257
       Other                                        38,819
                                                  --------

                                                  $806,194
                                                  --------
                                                  --------

     A reconciliation of the income tax provision and the amount computed by applying the statutory federal income tax rate to pre-tax income is as follows:

     Federal statutory tax rate                              35.0%
     State income taxes, net of federal income tax benefit    6.4
     Permanent difference related to goodwill amortization   14.4
     Other permanent differences                              1.6
                                                             ----

                                                             57.4%
                                                             ----
                                                             ----

6.   Related Party Transactions:

     Frontier provides the Company with certain management, accounting and administrative services. Under Frontier's corporate expense allocation policy, expenses which can be specifically identified are directly allocated to the Company. For mutually beneficial costs, the Company is allocated a portion based on the Company's proportion of these costs in relation to all of Frontier's subsidiaries based upon the weighted average of the following four factors: number of employees, revenues, capitalization and common equity. These costs primarily include legal services, executive management, information technology support and certain purchasing and payroll support. The total Frontier costs allocated to the Company were $82,130 during 1997.

     These allocated costs along with advances to the Company by Frontier to fund operating costs and capital expenditures are recorded in the due to Frontier account. This amount is due upon demand and bears interest at rates varying from 5.40% to 5.82% at December 31, 1997.

     The Company pays Frontier toll charges for certain long distance traffic originated by the Company's subscribers. The Company, in turn, charges subscribers for this usage. Total toll charges paid to Frontier during 1997 were $177,567.

Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
(d/b/a Cellular One)
Combined Condensed Balance Sheet
(UNAUDITED)

                                                        3/31/98
                                                     ------------

ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents                          $        --
  Accounts Receivable, net                               999,826
  Inventories                                            254,277
  Deferred Income Taxes and Other                        140,817
                                                     ------------
  TOTAL CURRENT ASSETS                                 1,394,920
                                                     ------------

CELLULAR PLANT & EQUIPMENT, NET                        3,340,609

INTANGIBLE ASSETS, NET                                15,824,375
                                                     ------------
TOTAL ASSETS                                         $20,559,904
                                                     ------------
                                                     ------------

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts Payable and Accrued Liabilities           $   668,981
  Due to Frontier                                        250,296
  Income Taxes Payable                                   133,252
                                                     ------------
  TOTAL CURRENT LIABILITIES                            1,052,529

DEFERRED INCOME TAXES                                    881,301

STOCKHOLDERS' EQUITY:
  Common Stock                                                 2
  Additional Paid-In Capital                          19,655,167
  Accumulated Deficit                                 (1,029,095)
                                                     ------------
    TOTAL STOCKHOLDERS' EQUITY                        18,626,074
                                                     ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY             $20,559,904
                                                     ------------
                                                     ------------

             The accompanying notes are an integral part of the
                  combined condensed financial statements.

              Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
                             (d/b/a Cellular One)
                  Combined Condensed Statements of Operations
                                  (UNAUDITED)


                                          For Three Months Ended

                                         3/31/98          3/31/97
                                       -----------      -----------
OPERATING REVENUES                     $ 1,805,910      $ 1,608,561

COSTS AND EXPENSES
  Cost of Sales                            287,381          250,095
  Operating Expenses                       852,449          801,233
  Depreciation                             188,003          146,905
  Amortization and Intangibles             204,159          204,159
                                       -----------      -----------
  TOTAL COSTS AND EXPENSES               1,531,992        1,402,392
                                       -----------      -----------
OPERATING INCOME                           273,918          206,169

OTHER INCOME                                36,906           44,737
INTEREST EXPENSE                            (7,547)         (10,819)
                                       -----------      -----------
INCOME BEFORE INCOME TAXES                 303,277          240,087

INCOME TAXES                               174,180          137,809
                                       -----------      -----------
NET INCOME                             $   129,097      $   102,278
                                       -----------      -----------
                                       -----------      -----------

EARNINGS PER SHARE                     $       645      $       511
                                       -----------      -----------
                                       -----------      -----------

EARNINGS PER SHARE ASSUMING DILUTION   $       645      $       511
                                       -----------      -----------
                                       -----------      -----------
WEIGHTED AVERAGE SHARES OUTSTANDING            200              200
                                       -----------      -----------
                                       -----------      -----------



               The accompanying notes are an integral part of the
                    combined condensed financial statements.

              Dowdy Minnesota 10, Inc. and MLD Minnesota 10, Inc.
                             (d/b/a Cellular One)
                  Combined Condensed Statements of Cash Flows
                                  (UNAUDITED)


                                                   For Three Months Ended

                                                   3/31/98          3/31/97
                                                 -----------      -----------
Cash flows from operating activities:
    Net Income                                   $   129,097      $   102,278
    Adjustments to Reconcile Net Income to Net
    Cash Provided by Operating Activities            328,392          165,115

Cash flows from investing activities:
    Payments for cellular plant and equipment         (6,661)         (81,861)

Cash flows from financing activities:
    Cash overdraft                                        --         (142,240)
    Due to Frontier                                 (480,493)         (38,156)
                                                 -----------      -----------
Net change in cash and cash equivalents              (29,665)           5,136

Cash and cash equivalents, beginning of period        29,665               --
                                                 -----------      -----------
Cash and cash equivalents, end of period         $        --      $     5,136
                                                 -----------      -----------
                                                 -----------      -----------



               The accompanying notes are an integral part of the
                    combined condensed financial statements.

                Notes to the Combined Condensed Financial Statements

The preceding unaudited combined balance sheet, statements of income and statements of cash flows contain all adjustments representing normal recurring items which are in the opinion of management necessary to present a fair statement of the financial position and results of operations and cash flows for the interim periods being reported.


1.   Basis of Presentation


     Dowdy Minnesota 10, Inc. (Dowdy) and MLD Minnesota 10, Inc. (MLD) each hold a fifty percent general partnership interest in Minnesota Southern Cellular Telephone Company (the Partnership), a general partnership which holds the A-block cellular license for Minnesota Rural Service Area 10 - Le Sueur (Minnesota RSA 10). Dowdy and MLD are wholly owned subsidiaries of Frontier Cellular Holding, Inc. (Frontier Cellular) which is a wholly owned subsidiary of Frontier Corporation (Frontier). Other than their ownership interests in the Partnership, neither Dowdy nor MLD own any assets including stock or equity interest in any other entities, nor do they have any liabilities. Also, neither Dowdy nor MLD have any employees and are not engaged in any other business activities outside their ownership interest in the Partnership.


     These financial statements present the combined financial position, results of operations and cash flows of Dowdy and MLD including their combined 100% interest in the operations of the Partnership.


2.   Other


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested these condensed combined financial statements be read in conjunction with the audited combined financial statements of Dowdy and MLD as of December 31, 1997 and for the year then ended included herein.

                    HICKORY TECH CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS

On May 1, 1998, Hickory Tech Corporation (HTC) completed a stock purchase agreement with Frontier Corporation and its wholly owned subsidiary Frontier Cellular Holding, Inc. (Frontier Cellular). Frontier sold all of its issued and outstanding stock of two wholly owned subsidiaries, Dowdy Minnesota 10, Inc. (Dowdy) and MLD Minnesota 10, Inc. (MLD), which each a held fifty percent general partnership interest in Minnesota Southern Cellular Telephone Company (the Partnership), a general partnership which holds the A-block cellular license for what is known in the industry as Minnesota Rural Service Area 10.

The unaudited pro forma combined condensed financial statements as of December 31, 1997 and for the three month period ended March 31, 1998 and year ended December 31, 1997 were prepared using the purchase method of accounting, assuming the acquisition occurred on the date of the balance sheet or as of January 1, 1997, the beginning of the most recent fiscal year, for purposes of the statements of operations. The pro forma adjustments are based upon currently available information and upon certain assumptions.


The unaudited pro forma combined condensed financial statements are provided for informational purposes only and are not necessarily indicative of the results of future operations or the future financial condition of HTC or the actual results of operations that would have been achieved had the acquisition of Dowdy and MLD been consummated as of the beginning of the periods presented.


The pro forma adjustments are based on preliminary assumptions of the allocation of purchase price and are subject to substantial revision once appraisals and evaluations and other studies of the fair market value of Dowdy and MLD assets and liabilities are completed. Accordingly, final purchase accounting adjustments may differ substantially from the pro forma adjustments presented herein.

                           HICKORY TECH CORPORATION
                  Pro Forma Combined Condensed Balance Sheet
                             as of March 31, 1998
                                  (Unaudited)
                                (In thousands)


                                                               Dowdy MN 10, Inc.
                                                Hickory Tech          and           Pro Forma       Pro Forma
                                                Corporation     MLD MN 10, Inc     Adjustments       Results
                                                ------------   -----------------   -----------      ----------
ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents                     $    3,633      $      --          $   (2,287)(e)   $   1,346
  Accounts Receivable                               14,337          1,000                  --          15,337
  Inventories                                        3,147            254                  --           3,401
  Deferred Tax Benefit and Other                     1,534            141                  --           1,675
                                                ----------      ---------         -----------       ---------
  TOTAL CURRENT ASSETS                              22,651          1,395              (2,287)         21,759

INVESTMENTS                                          3,771             --                  --           3,771

PROPERTY, PLANT & EQUIPMENT, NET                    57,017          3,341               1,659 (g)      62,017

INTANGIBLE ASSETS, NET                              31,985         15,824              19,752 (h)      67,561

OTHER                                                  636             --                  --             636

TOTAL ASSETS                                    $  116,060      $  20,560           $  19,124       $ 155,744
                                                ----------      ---------         -----------       ---------
                                                ----------      ---------         -----------       ---------

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable                              $   5,429       $     920           $    (250)(f)   $   6,099
  Accrued Interest                                  1,456              --                  --           1,456
  Accrued Taxes                                     1,861             133                  --           1,994
  Advanced Billings & Deposits                      2,686              --                  --           2,686
  Current Maturities of Long-Term Debt                439              --                  --             439
                                                ----------      ---------         -----------       ---------
  TOTAL CURRENT LIABILITIES                        11,871           1,053                (250)         12,674

LONG-TERM DEBT, NET OF CURRENT MATURITIES          41,531              --              38,000 (e)      79,531

DEFERRED INCOME TAXES                               2,474             881                  --           3,355

DEFERRED COMPENSATION AND OTHER                     3,147              --                  --           3,147

SHAREHOLDERS' EQUITY:
  Common Stock                                        454              --                  --             454
  Additional Paid-In Capital                        2,307          19,655             (19,655)(j)       2,307
  Reinvested Earnings                              54,276          (1,029)              1,029 (j)      54,276
                                                ----------      ---------         -----------       ---------
  TOTAL SHAREHOLDERS' EQUITY                       57,037          18,626             (18,626)         57,037

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $ 116,060       $  20,560          $   19,124       $ 155,744
                                                ----------      ---------         -----------       ---------
                                                ----------      ---------         -----------       ---------

                 See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                           HICKORY TECH CORPORATION
             Pro Forma Combined Condensed Statement of Operations
                      for the year ended December 31, 1997
                                  (Unaudited)
                     (In thousands, except per-share data)



                                                               Dowdy MN 10, Inc.
                                                Hickory Tech          and           Pro Forma       Pro Forma
                                                Corporation     MLD MN 10, Inc.    Adjustments       Results
                                                ------------   -----------------   -----------      ----------
OPERATING REVENUES
  Telephone                                     $   42,835            $      --    $      --        $  42,835
  Billing/Data Services                              9,474                   --           --            9,474
  Communications Products and Services              24,153                6,993           --           31,146
                                                ------------          ---------    -----------      ----------
  TOTAL OPERATING REVENUES                          76,462                6,993           --           83,455

COSTS AND EXPENSES
  Cost of Sales                                     16,503                  928           --           17,431
  Operating Expenses                                31,313                3,445 (k)       --           34,758
  Depreciation                                       6,761                  633          201 (b)        7,595
  Amortization of Intangibles                        1,229                  817           86 (a)        2,132
                                                ------------          ---------    -----------      ----------
  TOTAL COSTS AND EXPENSES                          55,806                5,823          287           61,916
                                                ------------          ---------    -----------      ----------
OPERATING INCOME                                    20,656                1,170         (287)          21,539

OTHER INCOME                                         1,762                  (24)          --            1,738
GAIN ON SALE OF DIRECTV ASSETS                       6,345                   --           --            6,345
INTEREST EXPENSE                                    (2,292)                 (48)      (2,438)(c)       (4,778)
                                                ------------          ---------    -----------      ----------
INCOME BEFORE INCOME TAXES                          26,471                1,098       (2,725)          24,844

INCOME TAXES                                        10,992                  630       (1,127)(d)       10,495
                                                ------------          ---------    -----------      ----------
CONSOLIDATED NET INCOME                         $   15,479            $     468    $  (1,598)       $  14,349
                                                ------------          ---------    -----------      ----------
                                                ------------          ---------    -----------      ----------
EARNINGS PER SHARE                              $     3.36                                          $     3.12(i)
                                                ------------                                        ----------
EARNINGS PER SHARE
 ASSUMING DILUTION                              $     3.36                                          $     3.12(i)
                                                ------------                                        ----------


   See accompanying notes to unaudited pro forma combined condensed financial statements.

                           HICKORY TECH CORPORATION
             Pro Forma Combined Condensed Statement of Operations
                   for the three months ended March 31, 1998
                                  (Unaudited)
                     (In thousands, except per-share data)


                                                               Dowdy MN 10, Inc.
                                                Hickory Tech          and           Pro Forma       Pro Forma
                                                Corporation     MLD MN 10, Inc.    Adjustments       Results
                                                ------------   -----------------   -----------      ----------
OPERATING REVENUES
  Telephone                                     $   11,670            $      --    $      --        $  11,670
  Billing/Data Services                              2,158                   --           --            2,158
  Communications Products and Services               6,850                1,806           --            8,656
                                                ------------          ---------    -----------      ----------
TOTAL OPERATING REVENUES                            20,678                1,806           --           22,484

COSTS AND EXPENSES
  Cost of Sales                                      5,137                  287           --            5,424
  Operating Expenses                                 7,869                  853 (k)       --            8,722
  Depreciation                                       1,858                  188           50 (b)        2,096
  Amortization of Intangibles                          202                  204           21 (a)          427
                                                ------------          ---------    -----------      ----------
TOTAL COSTS AND EXPENSES                            15,066                1,532           71           16,669
                                                ------------          ---------    -----------      ----------
OPERATING INCOME                                     5,612                  274          (71)           5,815

OTHER INCOME                                           347                   37           --              384
INTEREST EXPENSE                                      (772)                  (8)        (646)(c)       (1,426)
                                                ------------          ---------    -----------      ----------
INCOME BEFORE INCOME TAXES                           5,187                  303         (717)           4,773

INCOME TAXES                                         2,145                  174         (284)(d)        2,035
                                                ------------          ---------    -----------      ----------
CONSOLIDATED NET INCOME                         $    3,042            $     129    $    (433)       $   2,738
                                                ------------          ---------    -----------      ----------
                                                ------------          ---------    -----------      ----------
EARNINGS PER SHARE                              $     0.67                                          $     0.60(i)
                                                ------------                                        ----------
EARNINGS PER SHARE
 ASSUMING DILUTION                              $     0.67                                          $     0.60(i)
                                                ------------                                        ----------


     See accompanying notes to unaudited pro forma combined condensed financial statements.

                  HICKORY TECH CORPORATION AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


(a) To amortize the purchase accounting adjustments related to excess purchase price over the fair value of the assets acquired, as if the acquisition occurred on January 1, 1997. HTC will amortize this amount over 40 years.

(b) To record additional depreciation expense related to excess value assigned to cellular plant and equipment upon the purchase, as if the acquisition occurred on January 1, 1997. HTC has assigned useful lives to the cellular plant and equipment ranging from two to twenty years.

(c) To increase interest expense by applying HTC's effective borrowing rate of 6.54% on the line of credit obtained to finance the acquisition. This increase was offset by the decrease in interest expense related to the due to Frontier balance which was not transferred to HTC upon the purchase.

(d) To record the income tax benefit resulting from lower earnings due to increased amortization expense, interest expense and depreciation expense.

(e) To record the amount of cash and line of credit used to finance the acquisition.

     Purchase price of Dowdy and MLD stock   $40,000,000
     Estimated capitalized fees                  287,000
                                             -----------
       Total                                 $40,287,000

(f) To eliminate the balances due to Frontier, which were not transferred to HTC pursuant to the purchase agreement.

(g) To record the excess of fair value assigned to cellular plant and equipment by HTC upon the purchase over net book value recorded on the combined Dowdy and MLD financial statements, as if the acquisition occurred on March 31, 1998.

(h) To record the excess purchase price over the fair value of the assets acquired as if the acquisition occurred on March 31, 1998.

(i) Earnings per share is calculated using HTC's historical weighted average shares outstanding of 4,603,957 and fully diluted shares of 4,605,742 for the year ended December 31, 1997 and historical weighted average shares outstanding of 4,538,586 and fully diluted shares of 4,550,224 for the three month period ended March 31, 1998.

(j) To eliminate Dowdy's and MLD's stockholders' equity.

(k) Frontier provided Dowdy and MLD with certain services such as legal consultation, executive management, information technology support and purchasing and payroll support. These costs were allocated to Dowdy and MLD either directly or by other allocation methodologies which Frontier management believes represent Dowdy's and MLD's proportionate share of these costs relative to all of Frontier's subsidiaries. These allocated costs are included in this amount. HTC management believes they would have incurred similar costs at substantially the same amounts, and accordingly, no pro forma adjustment has been made.